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                                                                    EXHIBIT 23.2
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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the incorporation by reference in the Registration Statement on
Form S-8 pertaining to the 1997 Employee Stock Purchase Plan of our report dated April 25, 1997, except for Note 11, as to which the date is November 19, 1997, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation, included in its Registration Statement on Form S-1 (No. 333-37609), filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

San Diego, California
November 24, 1997